UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2019

Adynxx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36278	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pine Street, Suite 500 San Francisco, California 94111 (Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (415) 512-7740

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADYX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02        Termination of a Material Definitive Agreement.

In November 2018, the board of directors of Alliqua BioMedical, Inc., or Alliqua, the predecessor company to Adynxx, Inc., or Adynxx, unanimously approved a plan to separate its custom hydrogel and contract manufacturing business from Alliqua by distributing all of the shares of common stock of AquaMed Technologies, Inc., a wholly-owned subsidiary of Alliqua, or AquaMed, on a pro rata basis to the record holders of Alliqua common stock, or the Distribution.  Following completion of the merger between Alliqua and Adynxx on May 3, 2019, AquaMed became a wholly-owned subsidiary of Adynxx.

Completion of the Distribution was subject to consummation of the Agreement and Plan of Merger, dated November 27, 2018, or the Merger Agreement, by and between AquaMed, AQ TOP, LLC, a Delaware limited liability company and a wholly-owned subsidiary of AquaMed, and TO Pharmaceuticals, LLC, a Delaware limited liability company, or TO Pharma.  The consummation of the Merger Agreement was subject to certain closing conditions, including the completion of a private placement of no less than $10,000,000, or the Private Placement, that would enable AquaMed’s common stock to be listed on the Nasdaq Capital Market.  AquaMed and TO Pharma also agreed to a deadline of June 10, 2019, after which either party could terminate the Merger Agreement.

On June 11, 2019, AquaMed notified TO Pharma in writing of its termination of the Merger Agreement as the parties to the Merger Agreement were unable, prior to June 10, 2019, to satisfy the Private Placement closing condition. The decision to terminate the Merger Agreement was made by AquaMed’s board of directors, which is comprised solely of one member who represents the former Alliqua stockholders.  Following the termination of the Merger Agreement, AquaMed withdrew its previously filed Registration Statement on Form S-1 (File No. 333-229173) on June 14, 2019.

Under the Merger Agreement, no termination penalties will be incurred by AquaMed or Adynxx in connection with the termination of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADYNXX, INC.

Dated: June 17, 2019

By: /s/ Rick Orr
	Name:	Rick Orr
	Title:	President and Chief Executive Officer